Exhibit 10.6

CONSOLIDATED GRAPHICS, INC.

INDEMNIFICATION AGREEMENT

This Agreement (the “Agreement”) is made and entered into by and between Consolidated Graphics, Inc., a Texas corporation (the “Corporation”), and the undersigned individual (“Indemnitee”).

R E C I T A L S:

A.                                    Highly competent persons are becoming more reluctant to serve corporations as directors, executive officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Corporation.

B.                                    The Board of Directors of the Corporation (the “Board”) has determined that the inability to attract and retain such persons would be detrimental to the best interests of the Corporation and its shareholders and that the Corporation should act to assure such persons that there will be increased certainty of such protection in the future.

C.                                    The Board has also determined that it is reasonable, prudent and necessary for the Corporation to contractually obligate itself to indemnify the current and future directors and certain executive officers to the fullest extent permitted by applicable law as an inducement for such individuals to serve or continue to serve the Corporation free from undue concern that they will not be so indemnified, and the Corporation acknowledges that the Indemnitee is relying upon this Agreement as a condition to serving in such capacities.

D.                                    Indemnitee is a director or executive officer of the Corporation and is willing to continue to serve the Corporation on the condition that Indemnitee be so indemnified.

In consideration of the mutual covenants herein contained, the parties agree as follows:

ARTICLE 1.

CERTAIN DEFINITIONS

As used herein, the following words and terms shall have the following respective meanings (whether singular or plural):

“By-laws” means the Third Amended and Restated By-laws of the Corporation, and any successor by-laws as any of them may from time to time be amended and/or restated.

“Change in Control” means a change in control of the Corporation, which will be deemed to have occurred if at any time after the Effective Date any of the following events shall occur: (i) the Corporation is merged, consolidated, converted or reorganized into or with another corporation or other legal entity, and as a result of such merger, consolidation, conversion or reorganization less than a majority of the combined voting power of the then outstanding securities of the Corporation or such corporation or other legal entity immediately after such transaction are held in the aggregate by the holders of Voting Stock (as hereinafter defined) of the Corporation immediately prior to such transaction and/or such voting power is not held by substantially all of such holders in substantially the same proportions relative to each other; (ii) the Corporation sells (directly or indirectly) all or substantially all of its assets (including, without limitation, by means of the sale of the capital stock or assets of one or more direct or indirect subsidiaries of the Corporation) to any other corporation or other legal entity, of which less than a majority of the combined voting power of the then outstanding voting securities (entitled to vote generally in the election of directors or persons performing similar functions on behalf of such other corporation or legal entity) of such other corporation or legal entity is held in the aggregate by the holders of Voting Stock of the Corporation immediately prior to such sale and/or such voting power is not held by substantially all of such holders in substantially the same proportions relative to each other; (iii) any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes (subsequent to the Effective Date) the beneficial owner (as the term “beneficial owner” is defined under Rule 13d—3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing fifty percent (50%) or more of the combined voting power of the then—outstanding securities entitled to vote generally in the election of directors of the Corporation (“Voting Stock”); (iv) the Corporation files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8—K, Schedule 14A or Schedule 14C (or any successor schedule, form or report or item therein) that a change in control of the Corporation has occurred; (v) if during any one (1) year period, individuals who at the beginning of any such period constitute the directors of the Corporation cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation’s shareholders, of each director of the Corporation first elected during such period was approved by a vote of at least two—thirds of (a) the directors of the Corporation then still in office who were directors of the Corporation at the beginning of any such period or (b) directors referenced in clause (a) immediately preceding plus directors of the Corporation whose nomination and/or election was approved by the directors referenced in clause (a) immediately preceding; or (vi) the shareholders of the Corporation approve a plan contemplating the liquidation or dissolution of the Corporation.

“Claim” means an actual or threatened claim or request for relief.

“Corporate Status” means the status of a person who is or was a director, officer, partner, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving in such capacity at the request of the Corporation, provided, that the approval of such position in a resolution adopted by the Board or the board of directors (or its functional equivalent) of any of the Corporation’s subsidiaries shall for all purposes qualify as serving or having served at the request of the Corporation.

“Court” shall mean a court of competent jurisdiction.

“Disinterested Director” means a director of the Corporation who is not a named defendant or respondent to the Proceeding or subject to a Claim in respect of which indemnification is sought by Indemnitee.

“Effective Date” means the date of this Agreement.

“Expenses” means all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither contemporaneously is, nor in the five years theretofore has been retained to represent:  (a) the Corporation or Indemnitee in any matter material to either such party, (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder or (c) the beneficial owner, directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation’s then outstanding voting securities. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

“Person” shall have the meaning ascribed to such term in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act.

“Proceeding” means any threatened, pending or completed action, suit, arbitration, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative (except one initiated by Indemnitee pursuant to Article 6 of this Agreement to enforce Indemnitee’s rights under this Agreement), and any appeal in or related to any such action, suit, arbitration, investigation, hearing or proceeding and any inquiry or investigation that could lead to such an action, suit, proceeding or arbitration.

“TBOC” means the Texas Business Organizations Code and any successor statute thereto as either of them may from time to time be amended.

ARTICLE 2.

SERVICES BY INDEMNITEE

Indemnitee agrees to serve as a director or executive officer, as applicable, of the Corporation. Indemnitee from time to time may agree to serve, as the Corporation may request from time to time, as a director, officer, partner, employee, agent or fiduciary of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in which the Corporation has an interest. Indemnitee and the Corporation each acknowledge that they have entered into this Agreement as a means of inducing Indemnitee to serve the Corporation in such capacities, and the Corporation acknowledges that the Indemnitee is relying upon this Agreement as a condition to serving in such capacities. Indemnitee may at any time and for any reason resign from such position or positions (subject to any other contractual obligation or any obligation imposed by operation of law). The Corporation shall have no obligation under this Agreement to continue Indemnitee in any such position or positions.

ARTICLE 3.

INDEMNIFICATION AND CONTRIBUTION

Section 3.1                                    General. The Corporation shall indemnify, and advance Expenses to, Indemnitee to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit, without regard to when the event, circumstance, action or claim giving rise to a right of indemnification hereunder arose, whether before or after the Effective Date of this Agreement. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the right to be indemnified and to have Expenses advanced in all Proceedings to the fullest extent permitted by Chapter 8 of the TBOC, but subject to the terms of Section 4.3 below. The provisions set forth in this Agreement are provided in addition to and as a means of furtherance and implementation of, and not in limitation of, the obligations expressed in this Article 3. No requirement, condition to or limitation of any right to indemnification under this Article 3, or to advancement of Expenses under Articles 3 and 4 shall in any way limit the rights of Indemnitee under Section 7.3.

Section 3.2                                    Additional Indemnity of the Corporation. Indemnitee shall be entitled to indemnification pursuant to this Section 3.2, if by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to any Proceeding (except to the extent limited by Section 3.3). Pursuant to this Section 3.2, Indemnitee shall be indemnified against Expenses, judgments, penalties (including excise or similar taxes), fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any Claim therein, if (a) Indemnitee conducted himself in good faith; (b) Indemnitee reasonably believed (i) in the case of conduct in Indemnitee’s official capacity, that Indemnitee’s conduct was in the Corporation’s best interest; and (ii) in all other cases, that Indemnitee’s conduct was at least not opposed to the Corporation’s best interests and, (c) in the case of any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. Nothing in this Section 3.2 shall limit the benefits of Section 3.1 or any other Section hereunder.

Section 3.3                                    Limitation on Indemnity. The indemnification otherwise available to an Indemnitee under Sections 3.1 and 3.2 shall be limited to the extent set forth in this Section 3.3. In the event that an Indemnitee is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by the Indemnitee, whether or not the benefit resulted from an action taken in Indemnitee’s official capacity, the Indemnitee shall, with respect to the Claim in the Proceeding in which such finding is made, be indemnified only against reasonable Expenses actually incurred by him in connection with that Claim. Notwithstanding the foregoing, no indemnification against Expenses shall be made in respect of any Claim in such Proceeding (i) in which judgement is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation pursuant to the provisions of Section 16(b) of the Exchange Act and amendments thereto or similar provisions of any federal, state or local statutory law, (ii) where a final decision by a Court (as hereinafter defined) shall determine that such indemnification is not lawful or (iii) as to which Indemnitee shall have been adjudged to be liable for willful or intentional misconduct in the performance of Indemnitee’s duty to the Corporation; provided, however, that, if applicable law so permits, indemnification against such Expenses shall nevertheless be made by the Corporation in such event if and only to the extent that the Court in which such Proceeding shall have been brought or is pending, shall determine.

Section 3.4                                    Contribution. If the indemnification provided in Sections 3.1 and 3.2 is unavailable and may not be paid to Indemnitee for any reason other than those set forth in paragraphs (i), (ii) and (iii) of Section 3.3, then with respect to any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Corporation shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Corporation on the one hand and by the Indemnitee on the other hand from the transaction from which such Proceeding arose, and (ii) the relative fault of the Corporation on the one hand and of the Indemnitee on the other hand in connection with the events which resulted in such Expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Corporation on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses, judgments, fines or settlement amounts. The Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

ARTICLE 4.

EXPENSES

Section 4.1                                    Expenses of a Party Who Is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status and in which Indemnitee is successful, on the merits or otherwise. In the event that Indemnitee is not wholly successful, on the merits or otherwise, in a Proceeding but is successful, on the merits or otherwise, as to any Claim in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf relating to each such Claim. For purposes of this Section 4.1 and without limitation, the termination of a Claim in a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Claim.

Section 4.2                                    Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness or otherwise participates in any Proceeding at a time when Indemnitee is not named as a defendant or respondent in the Proceeding, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

Section 4.3                                    Advancement of Expenses. Except as set forth below, the Corporation shall pay all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding or Claim, whether brought by the Corporation or otherwise, in advance of any determination respecting entitlement to indemnification pursuant to Article 5 hereof within 10 days after the receipt by the Corporation of a written request from Indemnitee requesting such payment or payments from time to time, whether prior to or after final disposition of such Proceeding or Claim. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee. Indemnitee hereby undertakes and agrees that Indemnitee will reimburse and repay the Corporation for any Expenses so advanced to the extent that it shall ultimately be determined by a Court in a final adjudication from which there is no further right of appeal, that Indemnitee is not entitled to be indemnified against such Expenses. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to the advancement of expenses under the Agreement if a determination has been made by a judicial authority or governmental entity or agency or, absent such determination, any such authority, entity or agency has taken a position or issued any guidance stating, that the advancement of expenses to an indemnitee in a manner similar to that contemplated in this Agreement constitutes a personal loan in contravention of Section 402 of the Sarbanes-Oxley Act of 2002 or any similar law or regulation. In addition, in light of the foregoing, Indemnitee agrees that he or she shall not be entitled to, and Indemnitee hereby waives, the right to the advancement of expenses in connection with any indemnification rights permitted under the Corporation’s Restated Articles of Incorporation or By-laws, or under the laws of the State of Texas or otherwise, if a determination has been made by a judicial authority or governmental entity or agency or, absent such determination, any such authority, entity or agency has taken a position or issued any guidance stating, that the advancement of expenses to an indemnitee in a manner similar to that contemplated in this Agreement constitutes a personal loan in contravention of Section 402 of the Act or any similar law or regulation. If the advancement of Expenses to the Indemnitee is restricted by applicable law as set forth in this Section, such restriction shall not otherwise affect the Corporation’s obligations to indemnify or make contributions to the Indemnitee, as applicable, as contemplated in this Agreement.

ARTICLE 5.

PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION

Section 5.1                                    Request by Indemnitee. To obtain indemnification under this Agreement, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary or an Assistant Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

Section 5.2                                    Determination of Request. Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 5.1 hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case:  (a) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, unless Indemnitee shall request that such determination be made in accordance with Section 8.103(a)(1) or (a)(2) of the TBOC; (b) if a Change in Control shall not have occurred, in accordance with Section 8.103 of the TBOC. If it is so determined that Indemnitee is entitled to indemnification hereunder, payment to Indemnitee shall be made within 10 days after such determination. Indemnitee shall cooperate with the person making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Corporation hereby agrees to indemnify and hold harmless Indemnitee therefrom.

Section 5.3                                    Independent Counsel. If a Change in Control shall have occurred and Indemnitee elects that the determination as to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Corporation within 10 days advising it of the identity of the Independent Counsel so selected (unless Indemnitee shall request that such selection be made by the Board, in which event the Corporation shall give written notice to the Indemnitee within 10 days after receipt of Indemnitee’s request for indemnification advising Indemnitee of the identity of the Independent Counsel so selected). In either event, Indemnitee or the Corporation, as the case may be, within 7 days after such written notice of selection shall have been given, may deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection. Any objection to selection of Independent Counsel pursuant to this Section 5.3 may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of the definition of “Independent Counsel” in Article 1 hereof, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is timely made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a Court has determined that such objection is without merit. In the event of a timely written objection to a choice of Independent Counsel, the party originally selecting the Independent Counsel shall have 7 days to make an alternate selection of Independent Counsel and to give written notice of such selection to the other party, after which time such other party shall have 5 days to make a written objection to such alternate selection. If, following 30 days after submission by Indemnitee of a written request for indemnification pursuant to Section 5.1 hereof, no Independent Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition a Court for resolution of any objection that shall have been made by the Corporation or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 5.2 hereof. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 5.2, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 5.3, regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 6.1(c) of this

Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 5.4                                    Presumptions and Effect of Certain Proceedings.

(a)                                 If a Change in Control shall have occurred, Indemnitee shall be presumed (except as otherwise expressly provided in this Agreement) to be entitled to indemnification under this Agreement upon submission of a request for indemnification under Section 5.1, and thereafter the Corporation shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. The presumption shall be used by Independent Counsel (or other person or persons determining entitlement to indemnification) as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel (or such other person or persons) convinces him or them by clear and convincing evidence that the presumption should not apply.

(b)                                 If the person or persons empowered or selected under Article 5 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination with 60 days after receipt by the Corporation of the request by Indemnitee therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a knowing misstatement by Indemnitee of a material fact, or knowing omission of a material fact necessary to make Indemnitee’s statement not materially misleading in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law;  provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating to such determination; and provided, further, that the 60-day limitation set forth in this Section 5.4(b) shall not apply and such period shall be extended as necessary (i) if within 30 days after receipt by the Corporation of the request for indemnification under Section 5.1 the Board has resolved to submit such determination to the shareholders pursuant to Section 5.2(b) of this Agreement for their consideration at an annual meeting thereof to be held within 90 days after such receipt and such determination is made thereat, or a special meeting of shareholders is called within 30 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5.2(a) of this Agreement, in which case the applicable period shall be as set forth in Section 6.1(c).

(c)                                  The termination of any Proceeding or of any Claim by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) by itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not conduct himself in good faith and in a manner that Indemnitee reasonably believed in the case of conduct in Indemnitee’s official capacity, that was not in the best interests of the Corporation or, in all other cases, that was not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.  Indemnitee shall be deemed to have been found liable in respect of any Claim only after Indemnitee shall have been so adjudged by a Court after exhaustion of all appeals therefrom.

ARTICLE 6.

CERTAIN REMEDIES OF INDEMNITEE

Section 6.1            Indemnitee Entitled to Adjudication in an Appropriate Court.  In the event (a) a determination is made pursuant to Article 5 that Indemnitee is not entitled to indemnification under this Agreement; (b) there has been any failure by the Corporation to make timely payment or advancement of any amounts due hereunder; or (c) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5.2 and such determination shall not have been made and delivered in a written opinion within 90 days after (i) such Independent Counsel’s being appointed, (ii) the overruling by the Court of objections to such counsel’s selection or (iii) expiration of all periods for the Corporation or Indemnitee to object to such counsel’s selection, Indemnitee shall be entitled to commence an action seeking an adjudication in an appropriate Court of the State of Texas, or in any other Court, of Indemnitee’s entitlement to such indemnification or advancement of Expenses.  Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.  Indemnitee shall commence such action seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such action pursuant to this Section 6.1, or such right shall expire.  The Corporation agrees not to oppose Indemnitee’s right to seek any such adjudication or award through arbitration proceedings.

Section 6.2            Adverse Determination Not to Affect any Judicial Proceeding.  In the event that a determination shall have been made pursuant to Article 5 that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Article 6 shall be conducted in all respects as a de novo trial or arbitration on the merits, and Indemnitee shall not be prejudiced by reason of such initial adverse determination.  In any judicial proceeding or arbitration commenced pursuant to this Article 6, the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

Section 6.3            Corporation Bound by Determination Favorable to Indemnitee in any Judicial Proceeding or Arbitration.  If a determination shall have been made or deemed to have been made pursuant to Article 5 that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Article 6, absent a knowing misstatement by Indemnitee of a material fact, or a knowing omission of a material fact necessary to make a statement by Indemnitee not materially misleading, in connection with the request for indemnification.

Section 6.4            Corporation Bound by the Agreement.  The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Article 6 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such Court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.

Section 6.5            Indemnitee Entitled to Expenses of Judicial Proceeding.  In the event that Indemnitee seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by Indemnitee in such judicial adjudication or arbitration but only if Indemnitee prevails therein.  If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses or other benefit sought, the Expenses reasonably incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be reasonably prorated in good faith by counsel for Indemnitee.  Notwithstanding the foregoing, if a Change in Control shall have occurred, Indemnitee shall be entitled to indemnification under this Section 6.5 regardless of whether Indemnitee ultimately prevails in such judicial adjudication or arbitration, unless it is determined in such adjudication or arbitration that such indemnification is not lawful.  Under this Section 6.5, (i) the amount of Expenses eligible for reimbursement during the Indemnitee’s taxable year may not affect the Expenses eligible for reimbursement in any other taxable year; (ii) the reimbursement of Expenses must be made on or before the last day of the Indemnitee’s taxable year following the taxable year in which the Expenses were incurred; (iii) the right to reimbursement may not be subject to liquidation or exchange for another benefit; and (iv) the Indemnitee’s recovery from the Corporation of any Expenses must take place during the duration of this Agreement (see Section 7.6 which follows).

ARTICLE 7.

MISCELLANEOUS

Section 7.1            Non-Exclusivity.  The rights of Indemnitee to receive indemnification and advancement of Expenses under this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Restated Articles of Incorporation or By-laws of the Corporation, any other agreement, vote of shareholders or a resolution of directors, or otherwise.  No amendment or alteration of the Restated Articles of Incorporation or By-laws of the Corporation or any provision thereof shall adversely affect Indemnitee’s rights hereunder and such rights shall be in addition to any rights Indemnitee may have under the Corporation’s Restated Articles of Incorporation, By-laws and the TBOC or otherwise.  To the extent that there is a change in the TBOC (whether by statute or judicial decision) which allows greater indemnification by agreement than would be afforded currently under the Corporation’s Restated Articles of Incorporation or By-laws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by virtue of this Agreement the greater benefit so afforded by such change.

Section 7.2            Insurance and Subrogation.

(a)           To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves or served at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or fiduciary thereunder.

(b)           In the event of any payment by the Corporation under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

(c)           The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any By-law, insurance policy, contract, agreement or otherwise.

Section 7.3            Self-Insurance of the Corporation.

(a)           The parties hereto recognize that the Corporation may, but is not required to, procure or maintain insurance or other similar arrangements, at its expense, to protect itself and any person, including the Indemnitee, who is or was a director, officer, employee agent or fiduciary of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss asserted against or incurred by such person, in such a capacity or arising out of his or her status as such a person, whether or not the Corporation would have the power to indemnify such person against such expense or liability.

(b)           In considering the cost and availability of such insurance, the Corporation, (through the exercise of the business judgment of its directors and officers), from time to time, may purchase insurance which provides for any and all of (i) deductibles, (ii) limits on payments required to be made by the insurer or (iii) coverage which may not be as comprehensive as that previously included in insurance purchased by the Corporation or its predecessors.  The purchase of insurance with deductibles, limits on payments and coverage exclusions, even if in the best interest of the Corporation, may not be in the best interest of the Indemnitee and the Indemnitee acknowledges such fact. As to the Corporation, purchasing insurance with deductibles, limits on payments and coverage exclusions is similar to the Corporation’s practice of self-insurance in other areas. In order to protect Indemnitee who would otherwise be more fully or entirely covered under such policies, the Corporation shall indemnify and hold Indemnitee harmless to the extent (i) of such deductibles, (ii) of amounts exceeding payments required to be made by an insurer or (iii) that prior policies of officer’s and director’s liability insurance held by the Corporation or its predecessors would have provided for payment to Indemnitee, if by reason of Indemnitee’s Corporate Status Indemnitee is or is threatened to be made a party to any Proceeding.  The obligation of the Corporation in the preceding sentence shall be without regard to whether the Corporation would otherwise be entitled to indemnify such officer or director under the other provisions of this Agreement, or under any law, agreement, vote of shareholders or directors or other arrangement.  Notwithstanding the foregoing provisions of this Section 7.3, the Indemnitee shall not be entitled to indemnification for the results of Indemnitee’s conduct that is intentionally adverse to the interests of the Corporation.  Without limiting the generality of any provision of this Agreement, the procedures in Article 5 hereof shall, to the extent applicable, be used for determining entitlement to indemnification under this Section 7.3.  This Agreement is authorized by Section 8.151 of the TBOC as in effect on the Effective Date, and further is intended to establish an arrangement of self-insurance and an “other arrangement” pursuant to that section.

Section 7.4            Certain Settlement Provisions.  The Corporation shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of a Proceeding or Claim without the Corporation’s prior written consent.  The Corporation shall not settle any Proceeding or Claim in any manner that would impose any fine or other obligation on Indemnitee without Indemnitee’s prior written consent.  Neither the Corporation nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.

Section 7.5            Exculpation of Directors.  If Indemnitee is a director of the Corporation, Indemnitee shall, in Indemnitee’s capacity as a director of the Corporation, not be liable to the Corporation or its shareholders for monetary damages for an act or omission in Indemnitee’s capacity as a director, except that Indemnitee’s liability shall not be eliminated or limited for; (a) a breach of Indemnitee’s duty of loyalty to the Corporation or its shareholders; (b) an act or omission not in good faith that constitutes a breach of duty of a director to the Corporation or that involves intentional misconduct or a knowing violation of the law; (c) a transaction from which Indemnitee received an improper benefit, whether or not the benefit resulted from an action taken within the scope of Indemnitee’s office; or (d) an act or omission for which the liability of Indemnitee is expressly provided for by statute.

Section 7.6            Duration of Agreement.  This Agreement shall continue for so long as Indemnitee serves at the request of the Corporation as a director, officer, employee, agent or fiduciary of the Corporation or as a director, officer, partner, employee, agent or fiduciary of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in which the Corporation has an interest, and thereafter shall survive until and terminate upon the last to occur of: (a) 20 years after the date that Indemnitee shall have ceased to serve as a director, officer, employee, agent or fiduciary of the Corporation and of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Corporation; (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Article 6 relating thereto; or (c) the expiration of all statutes of limitation applicable to possible Claims arising out of Indemnitee’s Corporate Status.

Section 7.7            Notice by Each Party.  Indemnitee agrees to promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document or communication relating to any Proceeding or Claim for which Indemnitee may be entitled to indemnification or advancement of Expenses hereunder; provided that failure to provide such notice does not affect Indemnitee’s rights to indemnification or advancement of expenses hereunder.  The Corporation agrees to promptly notify Indemnitee in writing, as to the pendency of any Proceeding or Claim which may involve a claim against the Indemnitee for which Indemnitee may be entitled to indemnification or advancement of Expenses hereunder.

Section 7.8            Amendment.  This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto.

Section 7.9            Waivers.  The observation of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted.  Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

Section 7.10          Entire Agreement.  This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements (including any prior indemnification agreements with the Corporation) with respect to the matters covered hereby are expressly superseded by this Agreement; provided, however, that if the Indemnitee had previously executed an indemnification agreement with the Corporation which is to be superceded by this Agreement, this Agreement shall expressly cover all events and periods prior to the Effective Date to which the superceded agreement applied.

Section 7.11          Severability.  If any provision of this Agreement (including any provision within a single section, paragraph or sentence) or the application of such provision to any person or circumstance, shall be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement or affect the application of such provision to other persons or circumstances, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder of this Agreement will have the same force and effectiveness as if such part or parts had never been included herein; provided, however, that the parties shall negotiate in good faith with respect to an equitable modification of the provision or application thereof declared to be invalid, unenforceable or void.  Any such finding of invalidity or unenforceability shall not prevent the enforcement of such provision in any other jurisdiction to the maximum extent permitted by applicable law

Section 7.12          Notices.  Unless otherwise expressly provided herein, all notices, requests, demands, consents, waivers, instructions, approvals and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, certified mail, return receipt requested, first-class postage paid, addressed as follows:

If to the Corporation:

Consolidated Graphics, Inc.

5858 Westheimer, Suite 200

Houston, Texas 77057

Attention: Chief Executive Officer

If to Indemnitee:

or to such other address or to such other individuals as any party shall have last designated by notice to the other parties.  All notices and other communications given to any party in accordance with the provisions of this Agreement shall be deemed to have been given when delivered or sent to the intended recipient thereof in accordance with the provisions of this Section 7.12.

Section 7.13          Governing Law; Venue.  This Agreement shall be construed in accordance with and governed by the laws of the State of Texas without regard to the principles of conflict of laws.  Venue for any and all purposes with respect to a dispute hereunder or otherwise relating to this Agreement shall lie exclusively in the state and federal courts located in Houston, Harris County, Texas.

Section 7.14          Headings.  The Article and Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 7.15          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

Section 7.16          Certain Persons Not Entitled to Indemnification.  Notwithstanding any other provisions of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of expenses hereunder with respect to any Proceeding or any Claim therein, brought or made by such person against the Corporation, except as specifically provided in Article 5 or Article 6 hereof.

Section 7.17          Successors and Binding Agreement.

(a)           The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Corporation, to expressly assume and agree to perform this Agreement in the same manner and to the same extent the Corporation would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Corporation and any successor to the Corporation, including without limitation, any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Corporation whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the “Corporation” for the purposes of this Agreement). This Agreement shall not otherwise be assignable, transferable or delegable by the Corporation.

(b)           This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.

(c)           This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Subsection 7.7(a) hereof.

(d)           The Corporation and the Indemnitee recognize that each party will have no adequate remedy at law for breach by the other party of any of the agreements contained herein and, in the event of any such breach, the Corporation and the Indemnitee hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of this Agreement.

Section 7.18          Indemnification for Negligence, Gross Negligence, etc.  WITHOUT LIMITING THE GENERALITY OF ANY OTHER PROVISION HEREUNDER, IT IS THE EXPRESS INTENT OF THIS AGREEMENT THAT INDEMNITEE BE INDEMNIFIED AND EXPENSES BE ADVANCED REGARDLESS OF INDEMNITEE’S ACT OF NEGLIGENCE, GROSS NEGLIGENCE, INTENTIONAL OR WILLFUL MISCONDUCT TO THE EXTENT THAT INDEMNIFICATION AND ADVANCEMENT OF EXPENSES IS ALLOWED PURSUANT TO THE TERMS OF THIS AGREEMENT.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered on                     , 201_, providing coverage for Claims arising from and as of the date on which Indemnitee first became a director or officer of the Corporation.

CONSOLIDATED GRAPHICS, INC.

By:
Name:
Title:

INDEMNITEE